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                      RESTRICTED STOCK GRANT AGREEMENT

   THIS RESTRICTED STOCK GRANT AGREEMENT (the "Agreement"), by and between TWIN DISC, INCORPORATED (the "Company") and ____________________ (the "Employee") is dated this 15th day of October 2004, to memorialize an award of restricted stock of even date herewith.

   WHEREAS, the Company adopted an Incentive Compensation Plan in 1998 (the "Plan") whereby the Compensation Committee of the Board of Directors (the "Committee") is authorized to award shares of common stock of the Company to officers and key employees carrying restrictions such as a prohibition against disposition and establishing a substantial risk of forfeiture; and

   WHEREAS, the Committee has determined it to be in its best interests of the Company to provide the Employee with an inducement to acquire or increase the Employee's equity interest in the Company.

   NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereto agree as follows:

   1. Stock Grant. Subject to the terms of the Plan, a copy of which has been provided to the Employee and is incorporated herein by reference, the Company grants to the Employee ______ shares of the common stock of the Company, subject to the terms and conditions and restrictions set forth below.

   2. Fair Market Value. The fair market value of the shares granted was ______________ Dollars ($_______) per share on the date of grant.

   3. Price Paid by Employee. The price to be paid by the Employee for the shares granted shall be No Dollars ($ 0.00) per share.

   4. Transferability. For a period of two (2) years from the date of grant the shares granted shall not be subject to sale, assignment, pledge or other transfer of disposition by the Employee, except as provided in Section 6, or except by reason of an exchange or conversion of such shares because of merger, consolidation, reorganization or other corporate action. Any shares into which the granted shares may be converted or for which the granted shares may be exchanged in a merger, consolidation, reorganization or other corporate action shall be subject to the same transferability restrictions as the granted shares.

   On the second anniversary of the date of grant, fifty percent (50%) of the shares granted shall become freely transferable, and on the fourth anniversary of the date of the grant, the remaining fifty percent (50%) of the shares shall become freely transferable.

   5. Forfeitability. Except as provided in Section 6 of this Agreement, if the employment of the Employee shall terminate prior to the expiration of two
(2) years from the date of grant other than by reason of death or permanent disability, the shares granted (or any shares into which they may have been converted or for which they may have been exchanged) shall be forfeited.

   If the employment of the Employee shall terminate after the second anniversary of the date of grant and prior to the fourth anniversary of the date of grant, fifty percent (50%) of the shares shall be forfeited. If the Employee continues to be employed on the fourth anniversary of the date of grant, the remaining fifty percent (50%) of the shares shall become non-forfeitable.

   6. Termination Following Change in Control. Notwithstanding Sections 4 and 5 of this Agreement, if an event constituting a Change in Control of the Company occurs and the Employee thereafter terminates employment for any reason, the shares granted hereunder shall become freely transferable and non-forfeitable, regardless of whether termination of employment is by the Employee, the Company or otherwise. Employee's continued employment with the Company, for whatever duration, following a Change in Control of the Company shall not constitute a waiver of his rights with respect to this Section 6.

   For purposes of this Section 6, a "Change in Control of the Company" shall be deemed to occur in any of the following circumstances:

   (a) if there occurs a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not the Company is then subject to such reporting requirement;

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   (b) if any "person" (as defined in Sections 13(d) and 14(d) of the Exchange
       Act) other than Michael Batten or any member of his family (the "Batten Family"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

   (c) if during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

   (d) if the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

   7. Death/Disability. Upon the death or permanent disability of the Employee while employed by the Company the transferability provisions and the forfeitability provisions shall cease to apply. The Committee shall conclusively determine whether the Employee shall be considered permanently disabled for purposes of this restricted stock grant.

   8. Rights of Shareholder. Upon the date of issuance of certificates for shares granted, the Employee shall otherwise have all the rights of a shareholder including the right to receive dividends and to vote shares. Cash and stock dividends shall be payable to the Employee as they are paid by the Company, even if the restrictions on the shares to which such dividends relate have not yet lapsed. The certificates representing such shares shall be held by the Company for account of the Employee, and shall be delivered to the Employee as and when the shares represented thereby become non-forfeitable.

   9. Section 83(b) Election. The Employee acknowledges that: (1) the stock granted pursuant to the Plan and this Agreement is restricted property for purposes of Section 83(b) of the Internal Revenue Code and that the shares granted are subject to a substantial risk of forfeiture as therein defined until the year in which such shares are no longer subject to a substantial risk of forfeiture; and (2) that the Employee may make an election to include the fair market value of the shares in income in the year of the grant in which case no income is included in the year the shares are no longer subject to a substantial risk of forfeiture. Responsibility for determining whether or not to make such an election and compliance with the necessary requirements is the sole responsibility of the Employee.

  10. Restrictions on Transfer. The Employee agrees for himself and his heirs, legatees and legal representatives, with respect to all shares granted hereunder (or any securities issued in lieu of or in substitution or exchange therefore) that such shares will not be sold or transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or until the Company is provided with an opinion of counsel that a proposed sale or transfer will not violate the Securities Act of 1993, as amended. The Employee represents that such shares are being acquired for the Employee's own account and for purposes of investment, and not with a view to, or for sale in connection with, the distribution of such shares, nor with any present intention of distributing such shares.

  11. Employment Status. Neither this Agreement nor the Plan impose on the Company any obligation to continue the employment of the Employee.


                                          TWIN DISC, INCORPORATED

                                          By:__________________________________
                                          Its:_________________________________
                                          EMPLOYEE:

                                          _____________________________________